EXHIBIT 23.1

Consent of Arthur Andersen LLP

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Form 10-K of our report dated March 1, 2002, into the Company's previously filed Registration Statements on Form S-8 File Numbers 33-68320, 33-68318, 33-68316, 33-69688, and 33-92834.  It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001, or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Dallas, Texas
March 25, 2002